EXHIBIT 10.7
                                                                    ------------

                        Innovative Micro Technology, Inc.

                       FORM OF RESTRICTED STOCK AGREEMENT
                       ----------------------------------

                                    under the
                            2001 Stock Incentive Plan


         1. Terms of Purchase. On this 13th day of May, 2002 Innovative Micro Technology (the "Company") sells to (the "Holder"), pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), and holder hereby purchases, an aggregate of _________ shares (the "Shares") of the Company's Class A Common Stock, $.0001 par value, at a purchase price of $.0001 per share (the "Per Share Purchase Price") (for aggregate consideration of $_________) on the terms and conditions set forth herein and in the Plan, a copy of which is attached to this Agreement and which is incorporated herein by reference. Capitalized terms used but not defined in this Restricted Stock Agreement but defined in the Plan shall have the same definitions as in the Plan.

         2.  Company Right of Repurchase.

                           (a) Of the Shares, ________ Shares,  representing 50%
                  of the aggregate number of Shares purchased hereunder, shall vest and become "Vested Shares" on the date one year from the Plan of Reorganization Effective date of November 16, 2002 (the "Initial Vesting Date") and the balance shall vest and become Vested Shares one year from the Initial Vesting Date; provided, however, that none of the Shares shall become Vested Shares until the later of the applicable date set forth in the preceding clause and the date the Vesting Conditions have been satisfied or waived by the Company. For purposes of this paragraph, "Vesting Conditions" means the listing of the Company's Common Stock on a national stock exchange or the quotation of the Company's Common Stock on the Nasdaq National Market or Nasdaq SmallCap Market, with a public float in any case of at least $20 million. All Shares other than Vested Shares shall be "Unvested Shares." In the event the Holder ceases to serve as an employee of the Company, whether voluntarily or involuntarily, for any reason (including disability or death), the Company may within 180 days after the date of such termination exercise its repurchase option under this Section 2 to purchase all or any portion of shares that were Unvested Shares on the date of such termination at a per share price equal to the Per Share Purchase Price.



                           (b) In the event the Company exercises its repurchase
                  option as set forth  herein,  the  Company  shall  give to the



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                  Holder a written  notice  specifying  the  number of  Unvested
                  Shares it is electing to repurchase, the price thereof, and the time for a closing hereunder, which closing shall be held at the Company's principal office and shall occur no earlier than 10 days and no later than 20 days after the date such notice is given. Upon the date of any such notice from the Company, the interest of the Holder in the Unvested Shares shall automatically terminate, except for the Holder's right to receive payment from the Company for such Unvested Shares.

                           (c) If the Company  exercises its  repurchase  option
                  hereunder, the Holder shall at the closing duly endorse for transfer the certificate(s) representing the Unvested Shares to be sold to the Company, and the Company shall deliver to the Holder the purchase price for such Unvested Shares.

                           (d) The Holder agrees to deliver and deposit with the
                  Secretary of the Company, or such other person as designated by the Company, as escrow agent, a stock assignment duly endorsed (with date and number of shares blank) with the certificate or certificates evidencing the Shares until the first to occur of (i) such shares becoming Vested Shares and
                  (ii) the Company's failure to exercise its repurchase option within the period specified in this Section 2.

         3. Restrictions on Transfer.

                           (a) No Unvested Shares shall be sold,  transferred by
                  gift, pledged, hypothecated, or otherwise transferred or disposed of by the Holder, and such Stock shall constitute "Restricted Stock" until fully Vested hereunder. Any attempt to transfer Stock in violation of this Section 3 shall be null and void and shall be disregarded by the Company.

                           (b) The  sale of the  Shares  hereunder  has not been
                  registered under the Securities Act. The Company shall make a notation regarding the restrictions on transfer of the Stock in its stockbooks, and shares of the Stock shall be transferred on the books of the Company only if fully vested and transferred or sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering such shares, or pursuant to an opinion of counsel delivered by the Holder that such transfer is exempt from registration.

                           (c) Until fully vested and sold pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption to registration, the shares of the Stock shall bear any legends required by applicable

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                  securities  or corporate  laws,  in addition to the  following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


         4. Restricted Stock Agreement not a Service Contract. This agreement is not an employment or service contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in herein shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

         5. Withholding of Taxes. The Holder shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an "83(b) Election"), a form of which election is attached hereto as Exhibit A . If the Holder makes a timely 83(b) Election, the Holder shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If the Holder does not make a timely 83(b) Election, Holder shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If, upon written request by the Company, the Holder fails to pay the Company such amount in a timely manner, the Company shall have the right to deduct such amount from any sum(s) due the Holder from the Company and shall also have the right to sell a sufficient number of shares of the Shares to satisfy such tax obligation. The Holder acknowledges that it is Holder's responsibility to consult with Holder's own tax advisor as to the consequences and timing of an 83(b) election. Any adverse consequences to the Holder resulting from making or failing to make such election shall be the Holder's sole responsibility.

         6. Equitable Relief and Consent to Jurisdiction. The Holder specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Shares by the Holder, monetary damages may not be adequate to compensate the

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Company, and, therefore,  in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

         7. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         8. Execution. By the purchase of the Shares, the Holder agrees that such Holder is subject in all respects to the foregoing terms and conditions and to the Plan. This Agreement shall be binding on and inure to the benefit of the executor, administrator, legatees, heirs, legal representatives and assigns of the Holder and the successors and permitted assigns of the Company.

         In  witness  whereof,   the  parties  hereto  have  entered  into  this
Restricted Stock Agreement on the date first above written.


                  COMPANY:                  INNOVATIVE MICRO TECHNOLOGY, INC.


                                            By_________________________________


                                            Its_________________________________


                  HOLDER:


                                            _________________________________
                                                     Signature
                                            _________________________________
                                                     Name

         By his or her signature below, the spouse of the Holder agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                  HOLDER'S SPOUSE:



                                            _________________________________
                                                     Signature
                                            _________________________________
                                                     Name


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